AGREEMENT FOR COMPENSATION
                             FOR CONSULTING SERVICES

     THIS AGREEMENT (the "AGREEMENT") is made by and between DAN W. BAER, an Individual ("BAER"), and GTC CORP., a Nevada corporation, as successor in interest to Gen Tel Communications, Inc., a Colorado corporation (both collectively referred to as "GTC"), ERIC CLEMONS, an Individual ("CLEMONS") and PAUL SANDHU, an Individual ("SANDHU"), (GTC, CLEMONS, and SANDHU are collectively referred to together as "GTC GROUP"), with respect to the following facts.

     A. The parties acknowledge that a conflict of interests exists in that DAN W. BAER ("BAER") is a Licensed California real estate broker, and a principal in HAMILTON COVE REALTY, INC. ("HCR"), a California corporation, as well as president of SOUTHERN CALIFORNIA SUNBELT DEVELOPERS, INC. ("SCSD"), a California corporation. SCSD is the owner of real property located at 3151 Airway Avenue, Suites P-3 and P-1, Costa Mesa, California 92626 (The "LEASED PREMISES").

     B. Gen-Tel Communications, Inc., a Colorado corporation, Clemons and Sandhu are the named lessees under a written lease dated May 21, 1998 pertaining to Suite P-3, and GTC Telecom, Eric Clemons and Paul Sandhu are named lessees under a subsequent written Addendum to Lease, pertaining to Suite P-1. On or about August 31, 1998, Gen-Tel Communications, Inc., a Colorado corporation, was merged into Bobernco, Inc., a Nevada corporation. Upon the merger, Gen-Tel Communications, Inc., changed its name to GTC Telecom, a Nevada corporation, and is now the successor in interest to Gen-Tel Communications, Inc.

     C. The GTC Group is obligated to BAER for real estate and consulting services in connection with market analysis and negotiations for GTC's proposed lease of new space, and negotiations for an Early Termination Agreement and a Settlement Agreement as between the GTC Group and SCSD for GTC's Leased Premises.

     D. Each of the above recitals is a material part of this Agreement and all are hereby fully incorporated into the body of this Agreement.

     1. CONSIDERATION TO BAER: As full satisfaction of any sums due for BAER's services rendered to date, GTC Group agrees to issue and transfer to BAER, in the name of DAN W. BAER, the following shares of common stock of GTC TELECOM CORP., a Nevada corp.

25,000     Shares  of  Section  144  stock issued IN THE NAME OF DAN W. BAER, AN
INDIVIDUAL, with an Effective Date or Issue Date as soon as available, but in no event later than January 31, 2000.

     2. All of the shares shall be issued in separate Certificates of five thousand (5,000) shares each, and all rights to the Certificates and the shares issued thereunder shall be fully assignable by Dan W. Baer.

     3. BAER acknowledges that such GTC TELECOM CORP. common stock issued pursuant to this Agreement (the "SECURITIES"), will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("RULE 144")), that the Securities will include the restrictive legend as detailed below, and except as otherwise set forth in this Agreement, that the Shares cannot be sold for a period of one year from the Effective Date, unless registered with the SEC and qualified by appropriate state securities regulators, or unless BAER obtains written consent from GTC and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

     4. Each certificate of Section 144 stock issued to Dan W. Baer, an Individual, pursuant to this Agreement shall bear the following restrictive legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT
(i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATES LAWS OR (II) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES.)"

     5.     GTC  hereby  agrees  to  register  said  securities  on  Form  S-8.

     6. DEFAULT IN ISSUANCE OF SHARES. In the event GTC Group does not cause all of the share certificates to be fully issued and delivered to BAER or his nominee ON OR BEFORE JANUARY 31, 2000, then after giving five (5) days written notice of such non-receipt to GTC, given by U.S. Mail, unless the certificates are received within said five (5) day period, BAER shall be entitled to additional shares of Section 144 stock of GTC at the rate of two hundred (200) shares per calendar day until all such shares, including any additional shares, are issued and received by BAER.

     7. ATTORNEY'S FEES AND LEGAL COSTS. Each party shall bear its own attorney's fees and costs associated with the creation and adoption of this Agreement.

     8.     MISCELLANEOUS.     It  is  further  agreed  as  follows:

     a.     Time.     Time  is  of  the  essence  in  this  Agreement.

     b.     Notices.     Any  notices,  approvals,  agreements,  or  other
communications between the parties hereto required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given or served if delivered by hand or sent by United States mail, postage prepaid, return receipt requested, addressed to the party at the following address or to such other address as the party may from time to time specify by written notice to the other party.

     To  BAER:

     Dan  W.  Baer
     Hamilton  Cove  Realty,  Inc.
     3230  East  Imperial  Highway,  Suite  200
     Brea,  CA  92821

     To  GTC  Group:

     Paul  Sandhu,  President
     GTC  Telecom  Corp.
     3151  Airway  Ave.,  Suite  P-3
     Costa  Mesa,  CA  92626

Any such notice shall be deemed delivered and given as of the date so delivered, if delivered personally, or seventy-two (72) hours after deposit in a regularly maintained receptacle for the deposit of United States mail, postage paid, addressed and sent as aforesaid.

     c. Headings. Headings contained in this Agreement are reference purposes only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

     d. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     e. Amendments. This Agreement may not be amended, changed, or modified except by a written instrument signed by the party affected by such change.

     f. Fax Execution. This Agreement may be executed and delivered via fax transmission. Any signature transmitted via fax shall be treated the same as an original signature. Any party executing this Agreement via fax, shall mail the original signature to the other party within twenty-four (24) hours of execution.

     g. California Law. The laws of the State of California shall govern all aspects of this Agreement. Any legal action brought in connection with this Agreement shall be maintained in Orange County, California.

     h. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one
(1)  agreement.

     i. Parties in Interest: Each and every provision herein contained shall be binding upon and shall inure to the benefit of the parties' successors, permitted assigns, heirs, executors, administrators, and personal representatives.

     j. Variation of Pronouns. All pronouns and variations thereof shall be deemed to refer to masculine, feminine, neuter, singular, or plural, as the identify of the person or persons may require.

     k. Entire Agreement. As of the date hereof, this Agreement including any attachments described herein, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations, or warranties among the parties other than those set forth in this Agreement.

     l. Attorney Fees. If any litigation, arbitration or other proceeding is commenced between the parties or their personal representatives concerning any provision of this Agreement, or the rights and duties of any party in relation thereto, the prevailing party in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to recover their costs and reasonable attorney's fees and expenses, as costs, in such litigation or arbitration. If any judgment results from such litigation or arbitration, then the prevailing party shall be entitled to recover reasonable attorney's fees, expenses and costs of enforcing such judgment and this post-judgment right to attorney's fees is intended to be severable from the other provisions of this Agreement, to survive any judgment obtained hereunder and is not deemed merged into the judgment. As used herein, "reasonable attorney's fees", "expenses", and "costs" shall mean the full and actual costs of any legal services actually performed, calculated on the basis of the usual fees charged and expenses and costs incurred by the attorney performing such services.

     m. No Interpretation Against Drafter. This Agreement has been negotiated at arms length between persons sophisticated and knowledgeable in these types of matters. In addition, each party has been represented by experienced and knowledgeable legal counsel, or had the opportunity to consult such counsel. Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and entered into this Agreement as of the date shown below.



                             /s/ Dan W. Baer
Date  January 4              DAN  W.  BAER,  an  Individual



     (Additional  Signatures  Appear  on  Following  Page)

                            GTC  TELECOM  CORP.  (successor  in
                            interest  to  Gen-Tel  Communications,
                            Inc.,  a  Colorado  corporation)
                            A  Nevada  corporation



                             By: /s/ S. Paul Sandhu
Date January 4               PAUL  SANDHU,  President and
                             Chief Executive Officer and Director


                             By: /s/ Eric Clemons
Date January 4               ERIC  CLEMONS,  Chief  Operating
                             Officer  and  Director

                             By: /s/ Gerald DeCiccio
Date January 4               GERALD  DeCICCIO,  Chief  Financial  Officer



                             /s/ Eric Clemons
Date January 4               ERIC  CLEMONS,  Individually



                             /s/ Eric Clemons
Date January 4               PAUL  SANDHU,  Individually